UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

Commission file number 1-15117
On2 Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-1280679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Corporate Drive, Suite 103, Clifton Park, NY (Address of principal executive offices)	12065 (Zip Code)

(518) 348-0099
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2007, On2 Technologies, Inc., a Delaware corporation (the “Company”), entered into a share exchange agreement (the “Share Exchange Agreement”) with Nexit Ventures Oy, as the authorized representative of the holders of all outstanding equity securities (including outstanding share options) of Hantro Products Oy, a corporation organized under the laws of Finland (“Hantro”). Hantro develops technology for enabling multimedia in resource limited environments, such as battery operated mobile handsets. The technology (intellectual property) is sold on a license fee and royalty basis. In addition to intellectual property, Hantro also provides its customers with integration, customization and support services. Currently employing over 90 staff, Hantro has a sales network with satellite offices in Korea, Japan, Taiwan, Germany and the United States. Hantro’s headquarters and research and development teams are based in Oulu, Finland.

Pursuant to the Share Exchange Agreement, at the closing the Company will pay $6,841,775 in cash and issue shares of the Company’s common stock, par value $.01 per share, directly to the Hantro securityholders. Based on the closing price of the Company's common stock on May 18, 2007, the shares to be issued to the Hantro securityholders at the closing prior to adjustment would represent approximately 12.5% of the Company’s currently outstanding common stock, after giving effect to the Hantro share exchange. Upon completion of the share exchange, Hantro and its subsidiary will become wholly-owned subsidiaries of the Company. The number of shares to be issued will be determined at the closing of the share exchange based on the volume-weighted average price of the Company’s common stock for the 10 trading days prior to the closing (the “Closing Share Price”). A portion of the shares payable at the closing will be held in escrow for a period of one year. The number of shares issued at the closing to the Hantro securityholders is subject to adjustment based on Hantro’s stockholders’ equity as of the closing date.

If the Closing Share Price is between $1.50 and $2.50 per share, the total value of the shares to be issued by the Company at the closing will equal $45,000,000 less the cash component of $6,841,775. If the volume-weighted average price of the Company’s common stock for the 10 trading days prior to the closing is $1.50 or less, the Company will issue approximately 25,440,000 shares. If the volume-weighted average price of the Company’s common stock for the 10 trading days prior to the closing is $2.50 or more, the Company will issue approximately 15,300,000 shares.

The Company intends to fund the cash portion of the purchase price primarily through its internal cash resources. Closing of the transaction is, however, conditional upon the Company’s having raised at least $20,000,000 from one or more offerings of its equity securities in the public markets. The purpose of the offering is to raise equity capital for the combined companies.

The Share Exchange Agreement provides that the Hantro securityholders may become entitled to receive additional consideration of up to 12,500,000 additional shares of the Company’s common stock (the "Contingent Consideration") if Hantro’s net revenue for 2007 exceeds targets of €6,000,000 and €7,500,000. The full 12,500,000 additional shares will be issued if Hantro’s 2007 net revenue exceeds €9,000,000. Based on the closing price of the Company’s common stock on May 18, 2007, the Contingent Consideration, if fully issued, would represent an additional approximately 9.3% to 9.4% of the Company’s currently outstanding common stock, after giving effect to the Hantro share exchange.

The aggregate of the shares to be issued to the Hantro securityholders at the closing and the full amount of contingent consideration (assuming the applicable targets are met) would be between 20.6% and 28.4% of the Company’s currently outstanding common stock, after giving effect to the Hantro acquisition, but before giving effect to any adjustments under the Share Exchange Agreement and before consideration of any Company shares issued in the offerings to raise the additional equity capital referred to above.

The closing, which is anticipated to be in early August 2007, is subject to customary closing conditions, including the approval by the Company’s stockholders, the completion of one or more equity offerings by the Company to raise a minimum of $20,000,000 of additional equity capital and the election of one person nominated by a principal Hantro securityholder to the Company’s board of directors.

The Hantro securityholders have agreed to provide certain audited and unaudited financial statements of Hantro containing reconciliations to the U.S. generally accepted accounting principles from Finnish generally accepted accounting principles. The Company intends to make those financial statements publicly available, as well as unaudited pro forma consolidated information combining Hantro’s financial statements with the Company’s financial statements for periods required by the regulations of the Securities and Exchange Commission.

The Company and its affiliates have no material relationship with Hantro, its securityholders or their affiliates.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by the contents of the Share Exchange Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K.

A press release relating to the Share Exchange Agreement was issued on May 21, 2007. A copy of that press release is filed herewith as Exhibit 99.1.

The proposed share exchange with the securityholders of Hantro has not been registered under the Securities Act of 1933, as amended, and will not be consummated in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell any securities of the Company.

The Company, together with the other participants as indicated below, intends to file with the SEC a proxy statement and accompanying proxy card to be used to solicit votes for the proposed share exchange at the 2007 Annual Meeting of Stockholders of the Company, which has not yet been scheduled. The Company urges its stockholders to read the proxy statement in its entirety, including the Share Exchange Agreement, when it becomes available because it will contain important information, including information on their participants and their interests in the Company. When filed, the proxy statement will be available at no charge at the SEC's website at http://www.sec.gov. The participants will provide copies of the proxy statement without charge upon request made to the Company at 21 Corporate Drive Clifton Park, New York 12065 (518) 348-0099. The participants in this proxy solicitation are anticipated to be the Company, its directors and Pekka Salonoja, a nominee to the board of directors of the Company. Mr. Salonoja is acting on behalf of the Nexit Ventures funds which are one of the principal securityholders of Hantro that will accordingly receive a portion of the consideration to be paid and issued by the Company in the proposed share exchange with the securityholders of Hantro.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1
Share Exchange Agreement, dated as of May 21, 2007, by and among On2 Technologies, Inc. and Nexit Ventures Oy, as the Authorized Representative of the holders of all of the outstanding equity securities of Hantro Products Oy1

99.1	Press release, dated May 21, 2007

1 All exhibits, schedules and other attachments to this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted exhibits, schedules and other attachments to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON2 TECHNOLOGIES, INC (Registrant)

Date: May 22, 2007	By:	/s/ Bill Joll
Bill Joll President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Share Exchange Agreement, dated as of May 21, 2007, by and among On2 Technologies, Inc. and Nexit Ventures Oy, as the Authorized Representative of the holders of all of the outstanding equity securities of Hantro Products Oy

99.1	Press release, dated May 21, 2007